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                                                                  Exhibit 10.7

                             MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (this "Agreement"), made and entered into as of the 1st day of September, 1995, by and between SECURITY CAPITAL PACIFIC TRUST, a Maryland real estate investment trust (the "Owner"), and SCG REALTY SERVICES INCORPORATED, a Texas corporation ("Manager").

                             W I T N E S S E T H:

     This Agreement covers the apartment projects listed in Exhibit A (each is individually referred to herein as a "Project"). This Agreement constitutes a separate and independent contract between the Owner of a Project and the Manager for such Project.

     Owner desires to employ Manager in the management and operation of the Project by turning over to Manager the operation, direction, management and supervision of the Project, as outlined below, and Manager desires to assume such duties upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Owner and Manager agree as follows:

                                   ARTICLE 1
                                  Definitions
                                  -----------

The following terms shall have the following meanings when used in this
Agreement:

     1.1 Term. The term of this Agreement shall commence on the date hereof and shall, subject to the provisions hereof, terminate on September 30, 1996; provided, however, that unless either Owner or Manager delivers written notice to the other party on or before thirty (30) days prior to the expiration of the initial, or any renewal term, the term of this Agreement shall automatically be extended for successive one year terms.

     1.2 Fee. The management fee payable each month by Owner to Manager hereunder shall be an amount equal to 3.5% of the Gross Receipts of the Project for such month if the Project is located in California, Washington, Oregon or Nevada, and 3.75% of the Gross Receipts of Project for such month if the Project is located in any other state. Notwithstanding the foregoing, the management fee payable for any Project identified on Exhibit A as a "construction project" shall commence on the date 30 days prior to the opening of the leasing office or, if earlier, the first delivery of units, and the management fee shall be equal to 90% of the Gross Receipts shown on a rent schedule approved by Owner until the first to occur of (the "Conversion Date") (a) the date 12 months after the commencement of payment of management fees, and (b) the month in which the management fee payable under this sentence first equals or exceeds the management fee that would be due if calculated under the first
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sentence of this Section. On and after the Conversion Date, the management fee shall be calculated in accordance with the first sentence of this Section.

     1.3 Depository. An FDIC or FSLIC insured national or state bank designated by Owner.

     1.4 Working Capital Reserve. A reasonable working capital reserve per for each Project, as determined by Owner in its sole discretion, shall be delivered by Owner to Manager concurrently with Owner's execution and delivery hereof, to be maintained by Manager during the term hereof, used in connection with the operation of the Project in accordance with the terms hereof, and restored per the terms of Sections 4.4 and 4.5 hereof.

     1.5 Fiscal Year. The year beginning January 1 and ending December 31, which is the fiscal year established by Owner for the Project.

     1.6 Budget. A composite of (i) an Operations Budget, which shall be an estimate of receipts and expenditures for the operation of the Project during a Fiscal Year, including a schedule of expected apartment rentals (excluding security deposits) for the period in question and a schedule of expected special repairs and maintenance projects, and (ii) a Capital Budget, which shall be an estimate of capital replacements, substitutions of and additions to the Project for a Fiscal Year.

     1.7 Gross Receipts. The entire amount of all receipts, determined on a cash basis, from (a) tenant rentals collected pursuant to tenant leases for each month during the term hereof; provided, however, that there shall be excluded from tenant rentals any tenant security deposits (except as provided below) and any electric utility payments on behalf of tenants on all "BILLS PAID" properties; (b) cleaning, security and damage deposits forfeited by tenants in such period; (c) laundry and vending machine income; (d) any and all receipts from the operation of the Project received and relating to the period in question; (e) proceeds from rental interruption insurance, unless the entire property is destroyed; in which event this agreement will terminate as to such property and Owner will have no further obligation to Manager with respect to such Property; and (f) any other sums and charges collected in connection with termination of the tenant leases. Gross Receipts do not include the proceeds of
(i) any sale, exchange, refinancing, condemnation, or other disposition of all or any part of the Project, (ii) any loans to the Owner whether or not secured by all or any part of the Project, (iii) any capital contributions by the Owner, or (iv) any insurance (other than rental interruption insurance) maintained with regard to the Project.

     1.8 Project Employees. Those persons employed by Manager as a management staff (i.e., manager, assistant manager, leasing agents, maintenance personnel, and other personnel necessary to be employed in order to maintain and operate the Project).

                                       2
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                                   ARTICLE 2
                         Duties and Rights of Manager
                         ----------------------------

     2.1 Appointment of Manager. During the Term of this Agreement, the Manager agrees, for and in consideration of the compensation hereinafter provided, and the Owner hereby grants to Manager the right, to supervise and direct the leasing, management and operation of the Project. Everything performed by Manager under this Agreement shall be done as an independent contractor of Owner. All obligations or expenses incurred hereunder, including the pro rata portion used in connection with or for the benefit of the Project of all purchases of or contracts for sales or services in bulk or volume which Manager may obtain for discount or convenience in connection with its operation of other apartment projects, shall be for the account of, on behalf of, and at the expense of Owner, expect as otherwise specifically provided; provided, however, Owner shall not be obligated to reimburse Manager for expenses for office equipment or office supplies of Manager (unless incurred for the Project), for any overhead expenses of Manager incurred with respect to its general offices, costs relating to accounting services performed hereunder, or for any salaries of employees of Manager paid with respect to duties performed on a supervisory level (except when Manager's supervisory employees are performing tasks otherwise performed by a resident manager or (to the extent of the savings achieved) where specialists are employed whose involvement creates savings in performance of required duties). Owner shall also have no obligation to reimburse Manager for that portion of the salary of a resident manager which represents payment for services rendered in respect to apartment projects other than the Project.

     2.2 General Operation. Subject to the limitations imposed by the Budget from time to time, Manager shall operate the Project in the same manner as is customary and usual in operation of comparable facilities, and shall provide such services as are customarily provided by operators of apartment projects of comparable class and standing consistent with the Project's facilities. In addition to the other obligations of Manager set forth herein, Manager shall render the following services and perform the following duties for Owner in a faithful, diligent and efficient manner: (a) maintain businesslike relations with tenants whose service requests shall be received, considered and recorded in systematic fashion in order to show the action taken with respect to each;
(b) collect all monthly rentals due from tenants and rent from users or lessees of other non-dwelling facilities in the Project, if any; request, demand, collect, receive and receipt for any and all charges or rents which become due to Owner, and at Owner's expense take such legal action as may be necessary or desirable to evict tenants delinquent in payment of monthly rental or other charges (security deposits, late charges, etc.); (c) prepare or cause to be prepared for execution by the Owner all forms, reports and returns, if any, required to be filed by the Owner under applicable federal, state or local laws and any other requirements relating to the employment of personnel (anything contained herein to the contrary notwithstanding, however, Manager shall not be obligated to prepare any of Owner's state or federal income tax returns); (d) use all reasonable efforts at all times during the term of this Agreement to operate and maintain the Project according to the highest standards achievable consistent with the operation of comparable quality units; (e) maintain the Project as a safe and secure environment and notify Owner of any security risks or issues related to the Project that

                                       3
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become known to Manager; (f) advertise when necessary, at Owner's expense, the availability for rental of the Project units and display "for rent" or other similar signs upon the Project, it being understood that Manager may install one or more signs on or about the Project stating that same is under management of Manager and may use, in a tasteful manner, Manager's name and logo in any display advertising which may be done on behalf of the Project; and (g) sign, renew and cancel tenant leases for the Project, in compliance with standards established by Owner under the provisions of written apartment leases to bona fide individuals, for monthly rentals and otherwise on terms established by criteria approved from time to time by Owner, based upon Manager's recommendations; provided, however, that Project Employees may occupy apartment units on a month-to-month basis with or without an executed tenant lease.

     2.3  Budget.

     (a) Manager shall submit for Owner's approval no later than one hundred twenty (120) days prior to the beginning of each successive Fiscal Year the Budget for the ensuing Fiscal Year. The Budget shall be approved or rejected by Owner thirty (30) days after receipt. If Owner fails to approve or disapprove the Budget within such period, the Budget shall be deemed to be approved. In the event Owner rejects the Budget, Owner and Manager shall jointly prepare the Budget as soon as may be reasonably possible. Until a new Budget is approved, Manager shall operate on the Budget approved for the prior Fiscal Year, with the exception of expenses for personnel, which must be increased based upon existing competitive conditions, and expenses relating to taxes, insurance and utilities. The Budget shall reflect the schedule of monthly rents proposed for the new fiscal year and shall also constitute a major control under which Manager shall operate the Project, and there shall be no substantial deviations therefrom except as permitted by Section 2.6(a). Consequently, without the prior consent of Owner, no expenses may be incurred or commitments made by Manager in connection with the maintenance and operation of the Project which exceed the total expenses allocated for the period in question in the approved Budget by more than ten percent (10%). The limitation in the preceding sentence, with respect to incurring any expense not covered by the Budget, shall not apply to expenses relating to taxes, insurance or utilities or expenditures required due to emergencies which threaten life or property or could result in civil or criminal liability for Owner and/or Manager. Manager makes no guaranty, warranty or representation whatsoever in connection with the accuracy of any Budget, and Owner agrees that they are intended as good faith estimates only.

     (b) In the event there shall be a substantial discrepancy between the results of operations for any month and the estimated results of operations for such month as set forth in the budget, Manager shall upon request furnish to Owner within twenty (20) days after the expiration of such month a written explanation as to why the discrepancy occurred. If substantial variations have occurred or are anticipated by Manager during the course of any Fiscal Year, Manager, upon Owner's reasonable request, shall prepare and submit to Owner a revised forecast of annual income and expenses for the remainder of the Fiscal Year based on actual year-to-date income and expenses and Manager's forecast of income and expenses for the remainder of the Fiscal Year.

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     2.4  Manager and Other Personnel.

     (a) Manager shall investigate, hire, train, instruct, pay, promote, discharge and supervise the work of the Project Employees and shall supervise, through the Project Employees, the hiring, promotion, discharge and work of all other operating and service employees of Manager performing services in or about the Project, all in the name of Manager. Since some of the Project Employees may need to reside at the Project and be available full time in order to perform properly the duties of his/her employment, it is further understood and agreed that the Project Employees (including his/her spouse and dependent children), in addition to their salary and fringe benefits, may receive the normal maintenance customarily provided managers, assistant managers, leasing agents, and maintenance personnel of an apartment project, including employee housing, use of all Project facilities and reimbursement for any and all expenses which such persons may reasonably incur in the performance of their duties. Any such housing allowance that is provided will be considered as a payroll cost under the Budget, and the amount of housing allowance will be credited as apartment rental income.

     (b) The Project Employees shall be employees of Manager. Owner shall reimburse Manager monthly, in advance, for the total aggregate compensation, including salary and fringe benefits, payable with respect to the Project Employees, any temporary employees residing at the Project and, on an agreed basis, the Project's proportionate share of such costs relating to roving maintenance, off-site operating staff and similar personnel. The term "fringe benefits" as used herein shall mean and include the employer's contribution of F.I.C.A., unemployment compensation and other employment taxes, workmen's compensation, group life and accident and health insurance premiums, performance bonuses, and disability and other similar benefits paid or payable by the employer with respect to employees in other apartment projects operated by Manager.

     2.5 Contracts and Supplies. Manager shall, except as provided herein, in the name of and on behalf of Owner and at Owner's expense, and without compensation directly or indirectly to Manager, except as expressly set forth herein or agreed to by Owner or Manager, consummate arrangements with concessionaires, licensees, tenants or other intended users of the facilities of the Project, shall, except as provided herein, on Owner's behalf, enter into contracts for the furnishing to the Project of electricity, gas, water, steam, telephone, cleaning, vermin extermination, furnace and air conditioning maintenance, security protection, pest control and any other utilities, services and concessions which are provided in connection with the maintenance and operation of an apartment project in accordance with standards comparable to those prevailing in other similar apartment projects, and shall place purchaser orders for such equipment, tools, appliances, materials and supplies as are necessary to properly maintain the Project.

     2.6  Alterations, Repairs and Maintenance.

     (a) Manager shall make or install, or cause to be made and installed, or do or cause to be done at Owner's expense and in the name of Owner, all necessary or desirable repairs,

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interior and exterior cleaning, painting and decorating, plumbing, alterations, replacements, improvements and other normal maintenance and repair work on and to the Project as are customarily made by Manager in the operation of apartment projects; provided, however, that no unbudgeted expenditure in excess of $5,000.00 per item or a total of $20,000.00 annually may be made for such purposes without the prior approval of Owner, unless emergency repairs involving manifest danger to life or property are immediately necessary for the preservation of the safety of the Project, or to avoid criminal or civil liability or for the safety of the tenants, or are required to avoid the suspension of any necessary service to the Project, in which event such expenditures may be made by the Manager without prior approval and irrespective of the cost limitations imposed by this Section 2.6, provided that Owner is immediately thereafter given notice of such situation and all costs so incurred.

     (b) In accordance with the terms of the Budget or after consultation with, and written approval by, Owner (except in the case of emergency, in which case such consultation shall be by telephone), Manager shall, at Owner's expense, from time to time during the term hereof, make all required capital replacements or repairs to the Project. Subject to obtaining Owner's prior written approval in regard to sums necessary to cover costs of such capital replacements or repairs, Manager shall first use any excess funds held pursuant to Section 4.5 and then funds furnished by Owner.

     2.7 Licenses and Permits. Manager shall apply for, obtain, and maintain, in the name and at the expense of Owner, all licenses and permits (including deposits and bonds) required of Owner or Manager in connection with the management and operation of the Project. Owner agrees to execute and deliver any and all applications and other documents and to otherwise cooperate to the fullest extent with Manager in applying for, obtaining and maintaining such licenses and permits.

     2.8 Compliance with Laws. Manager, at Owner's expense, shall use all reasonable efforts to cause all such acts and things to be done in and about the Project as Owner and/or Manager shall deem necessary, and Owner covenants throughout the term of this Agreement at its expense to comply with all laws, regulations and requirements of any federal, state or municipal government having jurisdiction respecting the use or manner of use of the Project or the maintenance or operation thereof.

     2.9 Legal Proceedings. Manager shall institute, in its own name or in the name of Owner, but in any event at the expense of Owner, any and all legal actions or proceedings which Manager deems reasonable to collect charges, rent or other income from the Project or to dispossess tenants or other persons in possession, or to cancel, terminate, or enforce any lease, license or concession agreement for the breach thereof or default thereunder by the tenant, licensee or concessionaire.

     2.10 Debts of Owner. In the performance of its duties as Manager, Manager shall act solely on behalf of Owner in Manager's capacity as independent contractor. Except as provided in Section 2.1, all debts and liabilities to third persons incurred by Manager (which are

                                       6
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consistent with the terms and conditions of this Agreement), in the course of its operation and management of the Project shall be the debts and liabilities of the Owner only, and Manager shall not be liable for (and is hereby indemnified in respect of) any such debts or liabilities, except to the extent Manager has exceeded its authority hereunder.


                                   ARTICLE 3
                                Management Fees
                                ---------------

     3.1 Management Fee and Other Reimbursable Expenses. Owner shall pay to Manager, during the term hereof, the Fee for the month on or before the 10th day of each month. At such time as the Fee is paid, Owner shall also reimburse Manager for the expenses identified on Exhibit B actually incurred by Manager during the prior month.

     3.2 Place of Payment. All sums payable by Owner to Manager hereunder shall be payable to Manager at the address set forth below Manager's signature, unless the Manager shall from time to time specify a different address in writing.


                                   ARTICLE 4
             Procedure for Handling Receipts and Operating Capital
             -----------------------------------------------------

     4.1 Bank Deposits. All monies received by Manager for or on behalf of Owner shall be deposited by Manager with the Depository. Manager shall maintain separate accounts for such funds consistent with the system of accounting of the Project. All funds on deposit shall be and remain under the sole and exclusive control of Manager, subject to the provisions hereof. Concurrently, with its execution and delivery hereof, Owner has deposited with Manager the Working Capital Reserve. All monies of Owner held by Manager pursuant to the terms hereof shall be held by Manager in trust for the benefit of Owner to be held and disbursed as herein provided, and shall not, unless Owner otherwise has agreed or directed, be commingled with the funds of any other person, including Manager or any affiliate of Manager. However, Owner has specifically approved the use of Manager's Central Disbursement account and the movement of Owner's funds into that account when payments are made. Except as otherwise provided herein, the Manager shall be strictly liable for the proper application of all funds of Owner held by Manager in accordance with the terms of this Agreement.

     4.2 Security Deposits. Subject to Owner's direction, a portion of security deposits collected in connection with the leasing of apartment units shall be delivered to Owner who shall make same available to Manager for return to tenants in accordance with their respective tenant leases to the extent Gross Receipts are insufficient to repay same. Manager shall comply with all applicable laws with respect to such security deposits. All funds held by Manager representing security deposits shall at all times be the property of Owner, subject to all applicable laws with respect thereto.

                                       7
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     4.3  Disbursement of Deposits.  Manager shall disburse and pay all funds on behalf of and in the name of Owner in such amounts and at such times as the same are required in connection with the ownership, maintenance and operation of the Project on account of all taxes, assessments and charges of every kind imposed by any governmental authority having jurisdiction over the Project, and all costs and expenses of maintaining, operating and supervising the operation of the Project, including, but not limited to, salaries, fringe benefits and expenses of the Project Employees, insurance premiums, legal and external accounting fees and the cost and expense of utilities, services and concessions. If Owner requests Manager to place or create any services for the Project which are not generally provided at other comparable apartment complexes managed by Manager, Owner shall reimburse Manager for any costs of Manager's staff allocable to the placement and/or creation of such services.

     4.4 Working Capital. In addition to the funds derived from the operation of the Project and the Working Capital Reserve, Owner shall furnish and maintain in the operating accounts in the Depository such other funds as may be necessary to discharge financial commitments required to efficiently operate the Project, meet all payrolls and satisfy, before delinquency, all accounts payable. Manager shall have no responsibility or obligation with respect to the furnishing of such funds.

     4.5 Excess Funds. Any operating funds in excess of the Working Capital Reserve shall be utilized at Owner's option, to pay debt service or shall be transferred to a bank account opened and maintained solely by Owner; provided, however, that Manager shall not be required to make any such transfer if the transfer would reduce the balance of operating funds below an amount equal to the Working Capital Reserve. Owner shall designate the bank in which the operating funds are maintained, and Manager shall have no liability for loss of operating funds due to insolvency of such institution, even though the amount of funds maintained exceeds the available federal or other deposit insurance.

     4.6 Authorized Signatories. In addition to any signatory designated by Owner, any persons from time to time designated by Manager shall be authorized signatories on all bank accounts established by Manager hereunder and shall have authority to make disbursements from such accounts. Funds may be withdrawn from all bank accounts established by Manager, in accordance with this Article IV, only upon the signature of an individual who has been granted that authority by Manager or Owner. All persons who are authorized signatories or who in any way handle funds for the Project shall be bonded in the minimum amount of $500,000.00. Any expense relating to such bonds for on-site employees shall be borne by Owner and for off-site employees by Manager.


                                   ARTICLE 5
                                  Accounting
                                  ----------

     5.1 Books and Records. On behalf of Owner, Manager shall keep, or shall supervise and direct the keeping, on an accrual basis, of a comprehensive system of office records, books

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and accounts pertaining to the Project. Manager shall use the computer accounting program designated by Owner or otherwise approved by Owner. Such records shall be subject to examination by Owner or its authorized agents, attorneys and accountants at all reasonable hours at the office where such records are maintained.

     5.2  Periodic Statements; Audits.

     (a) On or before ten (10) days following the end of each calendar month, Manager shall deliver or cause to be delivered to Owner (i) an unaudited income and expense statement showing the results of operation of the Project for the preceding calendar month and the Fiscal Year to-date; (ii) a comparison of actual income and expenses with the income and expenses projected in the Budget; and (iii) cash balances for reserves and operating accounts as of the last day of such month. Manager shall at its option (i) preserve all invoices for a period for four (4) years, or (ii) at the expiration of each Fiscal Year deliver all invoices to Owner. Such statements and computations shall be prepared from the books of account of the Project.

     (b) Within twenty (20) days after the end of such Fiscal Year, Manager will deliver or cause to be delivered to the Owner an income and expense statement as at the end of such Fiscal Year, and the results of operation of the Project during the preceding Fiscal Year.

     (c) In the event that Owner or Owner's Mortgagee(s) requires an audit, the Manager shall cooperate with the auditors. Owner shall pay all costs and fees of the external auditors.

     (d) Owner may request and Manager shall provide without further cost to Owner, when available, such monthly, quarterly and/or annual leasing and management reports that relate to the operations of the property as Manager customarily provides the owners of properties it manages. If additional reports are required, Manager shall quote Owner an additional fee for providing such additional reports and, if Owner thereafter requests such reports, Owner shall pay Manager such additional fee.

     5.3 Expenses. All costs and expenses incurred in connection with the preparation of any statements, budgets, schedules, computations and other reports expressly required under this Article 5 or under any other provisions of this Agreement shall be borne by Manager. Any costs and expenses incurred in connections with the preparation of any statement or reports not expressly provided for under this Article V or any other provisions of this Agreement shall be borne by Owner.


                                   ARTICLE 6
                    General Covenants of Owner and Manager
                    --------------------------------------

     6.1 Operating Expenses. Except as otherwise provided herein, Owner shall be solely liable for the costs and expenses of maintaining and operating the Project incurred by Owner or by Manager in accordance with the provisions of this Agreement, and shall pay, or Manager

                                       9
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shall pay on Owner's behalf, all such costs and expenses, including, without limitation, the salaries of all Project Employees.

     6.2 Owner's Right of Inspection and Review. Owner and its accountants, attorneys and agents shall have the right to enter upon any part of the Project at all reasonable times during the term of this Agreement for any reason, including, without limitation, examining or inspecting the Project or examining or making extracts of books and records of the Project, but any inspection shall be done with as little disruption to the business of the Project as possible. Books and records of the Project shall be kept, beginning the date hereof, at the Project or at the location where any central accounting and bookkeeping services are performed by Manager, but at all times shall be the property of Owner.

     6.3 Indemnity. Owner, at its sole cost and expense, shall defend, indemnify and hold harmless Manager, its partners, employees, agents, contractors and affiliates against and from any and all claims, losses, damages, liabilities and expenses, including, but not limited to, attorneys' fees, arising out of injuries or damages to persons or property, by reason of any cause whatsoever, occurring on or around the Project. If the Owner's general liability policy does not automatically include the manager as an additional insured, Owner agrees to list the Manager as an additional insured on any and all liability insurance policies maintained by Owner with insurance to that effect. The indemnity set forth herein shall not apply if the claim results from either (i) Manager's gross negligence; (ii) Manager's willful misconduct; or
(iii) Manager's failure to comply with the provisions of this Agreement; provided that these exceptions shall not apply with respect to any action taken or policy implemented upon the Owner's written request after consultation with the Manager.

     6.4 Covenants Concerning Payment of Operating Expenses. Except as otherwise provided herein, Owner covenants to pay all sums for operating expenses in excess of Gross Receipts required to operate the Project upon written notice and demand from Manager within ten (10) days after receipt of written notice. Owner further recognizes that the Project may be operated in conjunction with other phases and that costs may be allocated or shared between such phases on a more efficient and less expensive method of operation. In such regard, Owner consents to the allocation of costs and/or the sharing of any expenses in an effort to save costs and operate the Project in a more efficient manner.


                                   ARTICLE 7
                         Defaults:  Termination Rights
                         -----------------------------

     7.1 Default by Manager. Manager shall be deemed to be in default hereunder in the event Manger shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, and such default shall (i) result from Manager's grossly negligent acts or omissions or willful misconduct; (ii) involve Manager's misappropriation or intentional misapplication of funds received or held by Manager hereunder; or (iii) continue for a period of ten
(10) days after written notice thereof

                                      10
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by Owner to Manager as to any default in payment of money or thirty (30) days after notice thereof by Owner to Manager as to any non-monetary default, or, if such non-monetary default cannot be cured within thirty (30) days, then such additional period as shall be reasonable provided that Manager is capable of curing same and has continuously attempted to cure such default.

     7.2 Remedies of Owner. Upon the occurrences of an event of default by Manager as specified in Section 7.1 hereof, Owner shall be entitled to terminate this Agreement and Owner shall have the right to pursue any other remedy it may have at law or in equity, it being expressly understood that following such a termination, Owner shall have no further obligation to pay any Fee due hereunder, however, notwithstanding such termination, Manager shall not be relieved of any liability arising as a result of Manager's default and the resulting termination of this Agreement. Upon such termination, Manager shall deliver to Owner such funds, books and records of Owner then in the possession or control of Manger.

     7.3 Defaults by Owner. Owner shall be deemed to be in default hereunder in the event Owner shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Owner, and such default shall continue for a period of ten (10) days after written notice thereof by Manager to Owner as to any default in payment of money or thirty (30) days after notice thereof by Manager to Owner as to any non-monetary default, or, if such non-monetary default cannot be cured within thirty
(30) days, then such additional period as shall be reasonable provided that Owner is capable of curing same and has continuously attempted to cure such default.

     7.4 Remedies of Manager. Upon the occurrence of an event of default by Owner as specified in Section 7.3 hereof, Manager shall be entitled to terminate this Agreement and upon any such termination by Manager pursuant to this Section 7.4, Manager shall have the right to pursue any other remedy it may have at law or in equity, except that Owner shall continue to be obligated to pay and perform all of its obligations which have accrued as of the date of termination and provided further that Owner shall pay Manger a termination fee for the month in which this Agreement is terminated equal to the Fee paid for the last full calendar month preceding the month in which the Agreement was terminated.

     7.5 Expiration of Term. Upon the expiration of the Term hereof pursuant to Section 1.10 hereof, or the earlier termination hereof pursuant to any of Sections 7.2, 7.3 and 9.10, Manager shall deliver to Owner all funds, including tenant security deposits, books and records of Owner then in the possession or control of Manager, save and except such sums as are then due and owing to Manger hereunder. Within sixty (60) days following expiration or termination, Manager shall deliver to Owner a final accounting, in writing, with respect to the operations of the Property.

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                                   ARTICLE 8
                                   Insurance
                                   ---------


     8.1 Owner's Insurance Coverage. Owner, at its expense, will obtain and keep in force commercially reasonable commercial general liability insurance and insurance against physical damage (e.g., fire and extended coverage endorsement, boiler, and machinery, etc.) and insurance against liability for loss, damage, or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Property, all as set forth on Exhibit C attached hereto. Manager will be covered as an additional insured in all liability insurance maintained with respect to the Property.

     The Manager shall furnish whatever information is requested by Owner for the purpose of establishing the placement of insurance coverages and shall aid and cooperate in every reasonable way with respect to such insurance and any loss thereunder. Owner shall include in its hazard policy covering the Property, the personal property, fixtures, and equipment located thereon (owned by either Manager or Owner), appropriate clauses pursuant to which the insurance carriers shall waive the rights of subrogation with respect to losses payable under such policies.

     8.2 Manager's Insurance Coverage. Pursuant to the provisions of Section 4.3, Manager shall provide and maintain, so long as this Agreement is in force, workmen's compensation insurance in full compliance with all applicable state and federal laws and regulations covering all employees of Manager performing work in respect of the Project operations and liability insurance complying with the terms of Exhibit D.

     8.3  Subrogation and Indemnity or Deductible Provisions.

     (a) Any insurance which is procured and maintained which in any way is related to the Project or the authorized activities connected therewith is for the sole benefit of the party securing such insurance and others named as insureds, and Manager and Owner hereby release each other from all rights of recovery under or through subrogation or otherwise for any loss or damage insured under policies required by this Agreement, and agree that no insurer shall have a right to recover any amounts paid in respect of a claim form Owner or Manager, as the case may be, by way of subrogation to Manager's or Owner's claim, assignment or otherwise, as the case may be. Any insurance which is procured and maintained by Manager insuring the interest and property of Owner may contain indemnity or deductible provisions and the cost of such provisions shall be borne by the Owner.

     (b) Each of Owner and Manager hereby waives any and all claims and demands of whatsoever nature against the other for damages, loss or injury to the other's property in, upon or about the Project, except for claims and demands arising out of the gross negligence or willful misconduct of Owner, Manager, or either of their respective agents, employees, officers or contractors.

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


     8.4 Environmental Indemnification. Owner agrees to indemnify, defend and hold Manager and its partners, officers, employees and agents harmless from any claims, judgments, damages (including consequential damages), penalties, fines, costs, liabilities (including sums paid in settlement of claims) or losses, direct or indirect, known or unknown, including without limit, attorney's fees, consultant fees and expert fees, which Manager may incur as a result of its being named as a "responsible party" or a "potential responsible party" under any federal, state or local law governing or regulating the environment for acts arising solely from its duties as manager under this Agreement.


                                   ARTICLE 9
                           Miscellaneous Provisions
                           ------------------------

     9.1 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State wherein jurisdiction of the specific property is applicable.

     9.2 Notices. Owner shall designate one person as Owner's representative in all dealings with Manager, who shall, until further notice, be the person whose name is indicated beneath Owner's address set forth on the signature page hereof. Any notice or communication hereunder must be in writing, and may be given by registered or certified mail, and if given by registered or certified mail, same shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail; and if given otherwise than by registered mail, it shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices or communications shall be given to the parties hereto at the addresses set forth opposite the names of the respective parties on the signature page hereof. Any party hereto may at any time by giving ten (10) days' written notice to the other party hereto designate any other address in substitution of the foregoing address to which such notice or communication shall be given.

     9.3 Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or such other documents, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Agreement or such other documents shall be valid and shall be enforced to the fullest extent permitted by law.

     9.4 No Joint Venture or Partnership. Owner and Manager hereby agree that nothing contained herein or in any document executed in connection herewith shall be construed as making Manager and Owner joint venturers or partners. In no event shall Manager have any obligation or liability whatsoever with respect to any debts, obligations or liabilities of Owner.

     9.5 Modification; Termination. This Agreement terminates any and all prior management agreements between Owner and Manager, relating to the Project, and any amendment, modification, termination or release hereof may be effected only by a written instrument executed by Manager and Owner.

     9.6 Attorneys' Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for the breach of this Agreement, the non-prevailing party in any action (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorneys' fees, expended or incurred in connection therewith.

     9.7 Total Agreement. This Agreement (including any understanding referred to in Section 9.14 hereof) is a total and complete integration of any and all undertakings existing between Manager and Owner and supersedes any prior oral or written agreements, promises or representations between them.

     9.8 Competitive Projects. Manager agrees that in its management of ventures or projects which are competitive with the Project, Manager will exercise good faith towards and deal fairly with Owner and the Project. Manager agrees to notify Owner of any competitive projects.

     9.9 Successors and Assigns. Owner has entered into this Agreement with Manager based on Manager's abilities and, accordingly, Manager may not assign this Agreement without the prior written consent of Owner. Notwithstanding the foregoing limitation on assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

     9.10 Sale of the Project. In the event the Project is sold, conveyed or transferred during the term hereof, Owner may assign this Agreement to the purchaser of the Project, subject to obtaining Manager's prior written consent, or Owner may terminate this Agreement, and Owner shall pay to Manager a termination fee equal to the Fee payable hereunder for the month prior to the month of termination. Manager, unless otherwise agreed, shall have no duties in connection with any such sale except reasonable cooperation with brokers and purchasers.

     9.11 Termination. The term of this Agreement shall be for a period of one year, and shall be automatically renewed for successive periods of one year each unless either party provides thirty (30) days' notification of its intent not to renew. Subject to the provisions of the sentences next following, either party may terminate this Agreement at any time with or without cause by giving the other party at least thirty (30) days prior notice in writing. Owner recognizes that Manager will sustain significant start-up and mobilization costs, therefore, in the event that Owner terminates this Agreement without cause within one (1) year from the date hereof, Manager shall be entitled to receive a termination fee as a condition precedent to the effectiveness of such termination, in an amount equal to three (3) times the management fee which accrued during the thirty (30) days immediately prior to the effective date of termination.

     9.12 Prior Agreement. This Agreement supersedes and replaces that certain Management Agreement, dated September 1, 1991, originally executed by Property Trust of America (the predecessor in interest to Owner) and WilsonSchanzer, Inc. (the predecessor in interest to Manager).

     9.13 Limitation of Liability. Owner is a Maryland real estate investment trust, and, in accordance with the declaration of trust of Owner, notice is hereby given that neither the trustees, officers, employees nor shareholders of Owner assume any personal liability for obligations entered into by or on behalf of Owner.


                                  ARTICLE 10
                          Subordination to Mortgages
                          --------------------------

     10.1 Subordination. This Agreement and Manager's interest and rights hereunder, are and shall be subject and subordinate at all times to the lien of any first or second mortgage, whether now existing or hereafter created on or against the Project, and all amendments, restatements, renewals, modifications, consolidations, refinancings, assignments and extensions thereof ("Security Documents") without the necessity of any further instrument or act on the part of the Manager. Manager agrees, at the election of the holder of any such Security Documents (the "Secured Party"), to attorn to the Secured Party. The term "mortgage" as used herein shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a Security Document shall be deemed to include the beneficiary under a deed of trust. Notwithstanding the foregoing, nothing herein shall obligate the Manager to continue its performance under this Agreement unless it continues to be paid in accordance with the terms of this Agreement.

     10.2 Rights after Events of Default. Upon an Event of Default (as such term is defined in any Security Document), the Manager shall continue to perform its obligation under this Agreement until the earlier to occur of (a) the termination of this Agreement with respect to the Project or the termination of this Agreement in its entirety by the Secured Party, either of which may occur in the Secured Party's sole discretion, or (b) the Secured Party's (or its assignee's or nominee's) acquisition of title to the Project through the foreclosure, a deed-in-lieu thereof, or otherwise. On and after an Event of Default, there shall be no material changes in the terms and conditions of this Agreement without the prior written consent of the Secured Party having been obtained, which consent may be arbitrarily withheld.

     IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the day and year first above written.


                                    OWNER:

ADDRESS:                            SECURITY CAPITAL PACIFIC TRUST

125 Lincoln Avenue, 3rd Floor
Santa Fe, NM 87501


                                    /s/ Constance B. Moore
                                    ---------------------------------
                                        Constance B. Moore
                                        Managing Director




                                    MANAGER:

ADDRESS:                            SCG REALTY SERVICES
                                    INCORPORATED
125 Lincoln Avenue, 3rd Floor
Santa Fe, NM 87501



                                    /s/ Patrick R. Whelan
                                    ---------------------------------
                                        Patrick R. Whelan
                                        President


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